Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Reports Second-Quarter 2021 Results

STRONG REVENUE PERFORMANCE, OVERALL PERFORMANCE SIGNIFICANTLY IMPACTED BY CONTINUED GLOBAL SUPPLY CHAIN DISRUPTIONS

CURRENT FORECASTED PRODUCTION VOLUMES IMPLY MORE THAN 10% GROWTH IN 2022

2021 Second-Quarter Results

•	Earnings (loss) per diluted share (“EPS”) of $0.72
o	Includes the pre-tax gain of $30.7 million ($35.2 million of net cash proceeds), or $0.93 EPS, from the sale of the Company’s Canton, MA facility
•	Adjusted EPS of ($0.14)
o	Incremental supply chain related costs reduced adjusted EPS by ($0.07) in the quarter vs. prior expectations
o	Increased tax expense during the quarter as a result of the unexpected shift in proportional earnings and expenses between geographies during the quarter reduced adjusted EPS by ($0.06) in the quarter vs. prior expectations
•	Sales of $191.3 million
•	Gross profit of $42.8 million
•	Adjusted gross profit of $43.1 million (22.5% of sales)
•	Operating income of $26.7 million
•	Adjusted operating loss of ($1.9) million ((1.0%) of sales)
•	Effective tax rate of 22.6%
•	Adjusted effective tax rate of (25.6%)
•	Adjusted EBITDA of $7.3 million (3.8% of sales)

2021 Full-year Guidance Update

•	Guiding to the high-end of the previously provided full-year revenue guidance ($770.0 million - $790.0 million) based on first half performance and current forecasted production outlook
•	Reducing full-year adjusted EPS guidance by $0.30 to a midpoint of $0.25 ($0.20 - $0.30) based on;
o	Second quarter adjusted EPS performance driven primarily by incremental supply chain related costs and the resulting impact on the Company’s effective tax rate (estimated to be $0.13 adjusted EPS in total in the quarter)
o	Expectation of continued and incremental supply chain related costs in the second half of 2021 (estimated to be additional $0.04 - $0.06 adjusted EPS in the second half)
o	Expectation of significantly increased tax expense due to geographic mix of earnings and expenses primarily as a result of supply chain disruptions (estimated to be additional $0.03 - $0.06 adjusted EPS in the second half)
▪	Increased tax rate expected to return to a more normalized rate beyond 2021

NOVI, Mich. – August 4, 2021 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the second quarter ended June 30, 2021, with sales of $191.3 million and earnings (loss) per diluted share (“EPS”) of $0.72. Adjusted EPS was ($0.14) for the second quarter, considering normalizing adjustments primarily related to the gain on the sale of the Company’s Canton, Massachusetts facility of $0.93 EPS, fair value adjustments and restructuring expenses. The exhibits attached hereto containing Regulation G reconciliations provide additional detail on the normalizing adjustments.

For the second quarter of 2021, Stoneridge reported gross profit of $42.8 million and adjusted gross profit of $43.1 million (22.5% of sales). Operating income was $26.7 million and adjusted operating loss was ($1.9) million ((1.0%) of sales). Adjusted EBITDA was $7.3 million (3.8% of sales). The Company’s effective tax rate was 22.6% and an adjusted effective tax rate of (25.6%).

Jon DeGaynor, president and chief executive officer, commented, “Despite the external challenges we remain focused on driving future growth as we continue to expand our MirrorEye® platform through expansion of our retrofit and pre-wire programs and preparation for our upcoming OEM launches. Beyond MirrorEye®, we are announcing key business awards throughout our portfolio including incremental powertrain actuation awards for electrified vehicles, advanced trailer connection programs and the introduction of our SMART 2 Tachograph product to align with European regulations beginning in 2023. MirrorEye® and our continued focus on products and technologies aligned with secular growth trends will drive significant future growth for the Company. Finally, during the quarter, we continued to streamline our global footprint by completing the sale of our Canton, Massachusetts facility, which strengthens our balance sheet and gives us the ability to continue to invest in the technologies and platforms that will drive future growth.”

DeGaynor continued, “In the second quarter we experienced unprecedented external challenges primarily relating to global supply chain disruptions creating incremental material costs, logistics expenses, component shortages and production volatility. The significant market volatility in OEM production schedules resulted in operating inefficiencies. While sales continued to be strong, supply chain disruptions had a significant impact on our second quarter performance reducing our adjusted operating income by $3.7 million, or approximately 200 basis points, in the quarter. Our global team has worked hard to protect our customers and manage through these challenges, however supply chain related issues have been more impactful and persisted longer than we expected at the beginning of the year. As a result, this necessitated negotiations with our global customers related to price increases to help offset some of the incremental costs we expect to face going-forward. Additionally, we have taken actions to reduce our cost structure to align with current and forecasted market conditions. We continue to focus on the factors that we can control and work to offset the impact of external factors, recognizing that these offsetting actions are not always immediate.”

Second Quarter in Review

Control Devices adjusted sales, excluding the impact of the divested soot sensor business, totaled $84.4 million, a decrease of $13.2 million, relative to the first quarter of 2021. Second quarter adjusted operating margin, excluding the impact of the recently divested business, was 7.1%, a decrease of 400 basis points relative to the first quarter of 2021 primarily due to unfavorable fixed cost leverage as a result of reduced sales. Control Devices incurred incremental costs relating to global supply chain disruptions which reduced operating profit for the segment during the quarter by approximately $1.0 million.

Electronics sales totaled $97.3 million, an increase of $8.6 million relative to the first quarter of 2021 primarily due to increased sales in the commercial vehicle and off-highway end-markets. Second quarter adjusted operating margin was (1.8%), which was a decrease of 110 basis points relative to the first quarter of 2021 primarily driven by increased material and expediting costs as a result of global supply chain disruptions which reduced operating profit for the segment during the quarter by approximately $2.5 million.

Stoneridge Brazil’s sales of $14.9 million increased by $3.5 million relative to the first quarter of 2021 primarily due to higher demand in the aftermarket and OEM product lines as well as a favorable foreign currency impact of $0.5 million. Stoneridge Brazil’s adjusted operating margin of 7.2% increased from break-even in the first quarter of 2021 primarily due to lower SG&A costs and higher fixed cost leverage on increased sales.

Cash and Debt Balances

As of June 30, 2021, Stoneridge had cash and cash equivalents totaling $55.6 million. Total debt as of June 30, 2021 was $130.5 million, a reduction of $28.2 million during the quarter primarily as a result of cash proceeds from the sale of the Canton, Massachusetts facility. Total debt less cash and cash equivalents yielded a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 1.4x.

2021 Outlook

Bob Krakowiak, executive vice president and chief financial officer, commented, “We are guiding to the high-end of our previously provided revenue guidance primarily based on the current forecasted production outlook for the remainder of the year and our year-to-date revenue strength. Looking forward, current production forecasts suggest 10% production growth in our weighted average end-markets in 2022. We expect to continue to outperform our end-markets based on our new program launches. We remain well positioned to take advantage of forecasted strong production growth as supply chains normalize going-forward.”

Krakowiak continued, “Despite continued revenue strength, our gross margin suffered during the quarter primarily as a result of the unfavorable impact of the continued global supply chain disruptions. Increased material and logistics costs and labor inefficiencies reduced quarterly adjusted EPS performance by $0.07. Similarly, we experienced a significant shift in the geographic mix of earnings and expenses relative to our prior expectations which resulted in an increased tax expense for the quarter. The increased tax expense reduced quarterly adjusted EPS performance by $0.06. While we expect to return to a more normalized tax rate in 2022, we expect that our tax expense will continue to be elevated for the remainder of 2021 due to the unusual geographic mix of our earnings and expenses.”

Krakowiak concluded, “In summary, we expect that revenue will perform at the high-end of our previously provided range, however, we are reducing our full-year adjusted EPS guidance to a midpoint of $0.25 in recognition of the continued global supply chain disruptions and the resulting unusual tax expense.”

Further, the Company announced updated full-year adjusted gross margin guidance of 24.0% - 25.0%, adjusted operating margin guidance of 2.0% - 2.5% and adjusted EBITDA margin guidance of 6.5% - 7.0% primarily related to incremental supply chain related costs and other externalities. The Company expects total tax expense will be approximately $5.0 to $5.5 million for the full-year implying an effective tax rate that significantly exceeds the Company’s prior guidance due to expected unusual jurisdictional earnings mix.

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2021 second-quarter results can be accessed at 9:00 a.m. Eastern Time on Thursday, August 5, 2021, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this earnings release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows;
•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	our ability to manage foreign currency fluctuations;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;

•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	business disruptions due to natural disasters or other disasters outside of our control;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	fluctuations in the cost and availability of key materials (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and components and our ability to offset cost increases;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information

This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2021 and 2020 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted sales, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income (loss), adjusted earnings (loss) per diluted share, adjusted EBITDA, adjusted EBITDA margin, net debt, adjusted (loss) before tax, adjusted income tax expense and adjusted tax rate are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted sales, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA, net debt, adjusted income (loss) before tax and adjusted tax rate should not be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), earnings (loss) per diluted share, debt, income (loss) before tax, income tax expense or tax rate, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Kelly K. Harvey, Director Investor Relations (Kelly.Harvey@Stoneridge.com)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(in thousands)	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,587	$73,919
Accounts receivable, less reserves of $1,603 and $817, respectively	153,204	136,745
Inventories, net	114,810	90,548
Prepaid expenses and other current assets	38,808	33,452
Total current assets	362,409	334,664
Long-term assets:
Property, plant and equipment, net	112,055	119,324
Intangible assets, net	55,349	55,394
Goodwill	37,954	39,104
Operating lease right-of-use asset	16,780	18,944
Investments and other long-term assets, net	51,385	53,978
Total long-term assets	273,523	286,744
Total assets	$635,932	$621,408

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$4,455	$7,673
Accounts payable	97,088	86,103
Accrued expenses and other current liabilities	61,937	52,272
Total current liabilities	163,480	146,048
Long-term liabilities:
Revolving credit facility	126,000	136,000
Deferred income taxes	11,854	12,935
Operating lease long-term liability	13,716	15,434
Other long-term liabilities	7,252	14,357
Total long-term liabilities	158,822	178,726
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,164 and 27,006 shares outstanding at June 30, 2021 and December 31, 2020, respectively, with no stated value	-	-
Additional paid-in capital	230,430	234,409
Common Shares held in treasury, 1,802 and 1,960 shares at June 30, 2021 and December 31, 2020, respectively, at cost	(56,086)	(60,482)
Retained earnings	232,270	212,342
Accumulated other comprehensive loss	(92,984)	(89,635)
Total shareholders' equity	313,630	296,634
Total liabilities and shareholders' equity	$635,932	$621,408

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net sales	$191,334	$99,545	$385,129	$282,511
Costs and expenses:
Cost of goods sold	148,493	86,291	296,202	223,860
Selling, general and administrative	31,380	27,693	60,756	57,196
Gain on sale of Canton Facility, net	(30,718)	-	(30,718)	-
Design and development	15,495	12,384	30,146	24,619
Operating income (loss)	26,684	(26,823)	28,743	(23,164)
Interest expense, net	1,860	1,410	3,626	2,440
Equity in (earnings) loss of investee	(496)	231	(1,110)	(226)
Other (income) expense, net	(272)	(9)	86	(1,626)
Income (loss) before income taxes	25,592	(28,455)	26,141	(23,752)
Provision (benefit) for income taxes	5,794	(6,721)	6,213	(5,508)
Net income (loss)	$19,798	$(21,734)	$19,928	$(18,244)

Earnings (loss) per share:
Basic	$0.73	$(0.81)	$0.74	$(0.67)
Diluted	$0.72	$(0.81)	$0.73	$(0.67)
Weighted-average shares outstanding:
Basic	27,137	26,952	27,077	27,092
Diluted	27,432	26,952	27,442	27,092

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six months ended June 30 (in thousands)	2021	2020
OPERATING ACTIVITIES:
Net income (loss)	$19,928	$(18,244)
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	14,099	13,242
Amortization, including accretion and write-off of deferred financing costs	3,126	2,732
Deferred income taxes	1,658	(7,018)
Earnings of equity method investee	(1,110)	(87)
(Gain) loss on sale of fixed assets	(139)	131
Share-based compensation expense	2,761	2,110
Excess tax (benefit) deficiency related to share-based compensation expense	(289)	40
Gain on sale of Canton Facility, net	(30,718)	-
Gain on disposal of business, net	(740)	-
Property, plant and equipment impairment charge	-	2,326
Change in fair value of earn-out contingent consideration	1,215	(233)
Changes in operating assets and liabilities:
Accounts receivable, net	(17,175)	37,644
Inventories, net	(24,750)	(6,295)
Prepaid expenses and other assets	(3,084)	992
Accounts payable	13,610	(26,044)
Accrued expenses and other liabilities	(1,033)	(7,829)
Net cash used for operating activities	(22,641)	(6,533)

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(14,043)	(17,194)
Proceeds from sale of fixed assets	474	19
Proceeds from disposal of business, net	1,050	-
Proceeds from sale of Canton Facility, net	35,167	-
Investment in venture capital fund, net	(1,599)	(750)
Net cash provided by (used for) investing activities	21,049	(17,925)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	30,000	71,500
Revolving credit facility payments	(40,000)	(36,500)
Proceeds from issuance of debt	21,888	17,345
Repayments of debt	(25,082)	(16,242)
Common Share repurchase program	-	(4,995)
Repurchase of Common Shares to satisfy employee tax withholding	(2,349)	(1,741)
Net cash (used for) provided by financing activities	(15,543)	29,367

Effect of exchange rate changes on cash and cash equivalents	(1,197)	(1,900)
Net change in cash and cash equivalents	(18,332)	3,009
Cash and cash equivalents at beginning of period	73,919	69,403

Cash and cash equivalents at end of period	$55,587	$72,412

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,468	$2,344
Cash paid for income taxes, net	$6,645	$636

Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q2 2021 Adjusted EPS
(USD in millions)	Q2 2021	Q2 2021 EPS
Net Income	$19.8	$0.72

Add: After-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	1.1	0.04
Add: After-Tax Restructuring Costs	0.3	0.01
Less: After-Tax Gain on Sale of Canton Facility	(25.4)	(0.93)
Add: After-Tax Business Realignment Costs	0.0	0.00
Add: After-Tax Brazilian Indirect Tax Impairment	0.4	0.02
Adjusted Net Loss	$(3.7)	$(0.14)

Exhibit 2 – Adjusted Operating Income (Loss) by Segment

Reconciliation of Control Devices Adjusted Operating Income
(USD in millions)	Q1 2021	Q2 2021
Control Devices Operating Income	$10.2	$37.1

Add: Pre-Tax Restructuring Costs	1.4	0.3
Less: Pre-Tax Gain on Sale of Canton Facility	-	(30.7)
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	(0.7)	-
Add: Pre-Tax Business Realignment Costs	0.2	-
Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	(0.1)	-
Add: Pre-Tax Environmental Remediation Costs	0.4	-
Control Devices Adjusted Operating Income	$11.4	$6.6

Reconciliation of Electronics Adjusted Operating Loss
(USD in millions)	Q1 2021	Q2 2021
Electronics Operating Income Loss	$(0.9)	$(1.8)

Add: Pre-Tax Restructuring Costs	0.2	0.0
Add: Pre-Tax Business Realignment Costs	0.0	(0.0)
Electronics Adjusted Operating Loss	$(0.7)	$(1.8)

Reconciliation of Stoneridge Brazil Adjusted Operating Income (Loss)
(USD in millions)	Q1 2021	Q2 2021
Stoneridge Brazil Operating Income (Loss)	$(0.0)	$(0.7)

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.1	1.1
Add: Pre-Tax Business Realignment Costs	-	0.1
Add: Pre-Tax Brazilian Indirect Tax Impairment	-	0.6
Stoneridge Brazil Adjusted Operating Income	$0.0	$1.1

Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income
(USD in millions)	Q1 2021	Q2 2021
Operating Income	$2.1	$26.7

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.1	1.1
Add: Pre-Tax Restructuring Costs	1.6	0.3
Less: Pre-Tax Gain on Sale of Canton Facility	-	(30.7)
Add: Pre-Tax Business Realignment Costs	0.2	0.1
Add: Pre-Tax Brazilian Indirect Tax Impairment	-	0.6
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	(0.7)	-
Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	(0.1)	-
Add: Pre-Tax Environmental Remediation Costs	0.4	-
Adjusted Operating Income (Loss)	$3.6	$(1.9)

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA
(USD in millions)	Q3 2020	Q4 2020	Q1 2021	Q2 2021	TTM EBITDA
Income (Loss) Before Tax	$8.5	$4.5	$0.5	$25.6	$39.2
Interest expense, net	1.9	1.8	1.8	1.9	7.31
Depreciation and amortization	8.1	8.6	8.4	8.4	33.62
EBITDA	$18.5	$14.9	$10.8	$35.9	$80.1
Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(2.8)	(0.2)	0.1	1.1	$(1.7)
Add(Less): Pre-Tax Loss in Autotech Fund Investment	(0.3)	0.2	-	-	(0.1)
Add: Pre-Tax Restructuring Costs	1.1	0.8	1.6	0.3	3.8
Less: Pre-Tax Gain on Sale of Canton Facility	-	-	-	(30.7)	(30.7)
Add: Pre-Tax Business Realignment Costs	0.4	0.4	0.2	0.1	1.2
Add: Pre-Tax Brazilian Indirect Tax Impairment	-	-	-	0.6	0.6
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	-	-	(0.7)	-	(0.7)
Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	-	-	(0.1)	-	(0.1)
Add: Pre-Tax Environmental Remediation Costs		-	0.4	-	0.4
Adjusted EBITDA	$16.9	$16.2	$12.2	$7.3	$52.7

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit
(USD in millions)	Q1 2021	Q2 2021
Gross Profit	$46.1	$42.8

Add: Pre-Tax Restructuring Costs	0.6	0.3
Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	(0.1)	-
Add: Pre-Tax Business Realignment Costs	-	0.0
Adjusted Gross Profit	$46.7	$43.1

Exhibit 6 – Control Devices Adjusted Sales

Reconciliation of Control Devices Adjusted Sales
(USD in millions)	Q1 2021	Q2 2021
Control Devices Sales	$101.6	$86.7

Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	(1.0)	-
Adjusted Control Devices Sales	$100.6	$86.7

Reconciliation of Control Devices Adjusted Sales Excluding Disposed Soot Sensor Business
(USD in millions)	Q1 2021	Q2 2021
Adjusted Control Devices Sales	$100.6	$86.7

Less: Sales from Disposed Soot Sensor Business	(3.0)	(2.3)
Adjusted Control Devices Sales Excluding Disposed Soot Sensor Business	$97.6	$84.4

Exhibit 7 – Control Devices Adjusted Operating Income Excluding Disposed Soot Sensor Business

Reconciliation of Control Devices Adjusted Operating Income Excluding Disposed Soot Sensor Products
(USD in millions)	Q1 2021	Q2 2021
Adjusted Operating Income	$11.4	$6.6

Less: Pre-Tax Gain from Disposed Soot Sensor Products	(0.5)	(0.7)
Adjusted Operating Income Excluding Disposed Soot Sensor Products	$10.8	$6.0

Exhibit 8 – Adjusted Tax Rate

Reconciliation of Q2 2021 Adjusted Tax Rate
(USD in millions)	Q2 2021
Income Before Tax	$25.6

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	1.1
Add: Pre-Tax Restructuring Costs	0.3
Less: Pre-Tax Gain on Sale of Canton Facility	(30.7)
Add: Pre-Tax Business Realignment Costs	0.1
Add: Pre-Tax Brazilian Indirect Tax Impairment	0.6
Adjusted Loss Before Tax	$(3.0)

Income Tax Expense	$5.8

Add: Tax Impact From Pre-Tax Adjustments	(5.0)

Adjusted Income Tax Expense	$0.8

Adjusted Tax Rate	-25.6%